UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

pdvWireless, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ		07424
(Address of principal executive offices)		(Zip Code)

(973) 771-0300

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC	PDVW
(Title of each class)	(Name of each exchange on which registered)	(Trading symbol)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

pdvWireless, Inc. (the “Company”) previously entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. and a Sales Agreement with B. Riley FBR, Inc. (collectively, the “Sales Agreements”) on February 6, 2018, and included up to $40,000,000 of shares of its common stock for sale pursuant to the Sales Agreements under a prospectus supplement and related Form S-3 registration statement. The Company did not sell any shares pursuant to the Sales Agreements under the prospectus supplement.

As a result of the registration statement expiring in connection with the Company filing a new registration statement on Form S-3, the Company filed a prospectus supplement on May 20, 2019 to move up to $40,000,000 of the shares of common stock that can be sold pursuant to the Sales Agreements to the outstanding Form S-3 registration statement that does not expire until April 22, 2022. The Company is not including any additional shares for sale pursuant to the Sales Agreements.

The purpose of this Current Report on Form 8-K is to file a copy of an opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the legality of the shares of common stock that may be issued pursuant to the Sales Agreements and the prospectus supplement, attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

pdvWireless, Inc.

Date: May 20, 2019	/s/ Morgan E. O’Brien
Morgan E. O’Brien
Chief Executive Officer